UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2022

REGENXBIO Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37553	47-1851754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9804 Medical Center Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

(240) 552-8181

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RGNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2022, the Board of Directors (the “Board”) of REGENXBIO Inc. (the “Company”), based upon the recommendation of the Nominating and Corporate Governance Committee, elected Jennifer Zachary as a Class I director of the Company and a member of the Audit Committee, effective immediately. Ms. Zachary’s initial term began after the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”) and will expire at the Company’s 2025 annual meeting of stockholders. The Board has determined that Ms. Zachary is an independent director in accordance with applicable rules of the U.S. Securities and Exchange Commission (the “SEC”) and the Nasdaq Global Select Market.

Pursuant to the Company’s compensation program for non-employee directors, Ms. Zachary was granted an initial equity award with an aggregate grant date fair value of $550,000, of which 75% was in the form of a non-statutory stock option and 25% was in the form of restricted stock units (“RSUs”), in each case rounded down to the nearest whole share. The exercise price per share for the option was $22.84. The option will vest in equal monthly installments over a period of 36 months from the date of the grant and the RSUs will vest in equal increments on each of the first, second and third anniversaries of the first day of the month in which the RSUs were granted, except that in the event of a change of control of the Company or death, the option and RSUs will accelerate and become immediately exercisable and immediately vest, respectively. Ms. Zachary will also receive a $45,000 annual retainer for her service on the Board and an additional $10,000 annual retainer for her service on the Audit Committee. Ms. Zachary will be eligible to receive annual equity awards upon the conclusion of each annual meeting of stockholders beginning in 2023. The annual option will vest in equal monthly installments over a period of 12 months from the date of grant and the annual RSUs will vest in full on the first anniversary of the first day of the month in which the RSUs are granted, except that in the event of a change of control of the Company or death, the option and RSUs will accelerate and become immediately exercisable and immediately vest, respectively.

Ms. Zachary has entered into an indemnification agreement with the Company requiring the Company to indemnify her to the fullest extent permitted under Delaware law with respect to her service as a director. The indemnification agreement is in the form entered into with the Company’s other directors and executive officers, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-206430) filed on August 17, 2015. There are no arrangements or understandings between Ms. Zachary and any other person pursuant to which Ms. Zachary was elected as a director, and neither Ms. Zachary nor any of her immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the election of Ms. Zachary is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on June 3, 2022. The final voting results for each proposal considered at the Annual Meeting are set forth below. For more information on the proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 7, 2022 (the “Proxy Statement”).

Proposal 1: By the following vote, the following two persons were elected to serve as Class I directors until the Company’s 2025 annual meeting of stockholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Allan M. Fox	28,832,022	7,745,362	2,739,014
Alexandra Glucksmann, Ph.D.	30,859,499	5,717,885	2,739,014

Proposal 2: By the following vote, the stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
39,263,479	27,306	25,613	0

Proposal 3: By the following vote, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
35,342,731	1,197,534	37,119	2,739,014

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	REGENXBIO Inc. press release dated June 7, 2022

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENXBIO INC.

Date: June 7, 2022	By:	/s/ Patrick J. Christmas II
Patrick J. Christmas II
Executive Vice President, Chief Legal Officer